EXHIBIT 12.8

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Jan. 1-	Nov. 7-	Year Ended December 31,
	Nov. 6, 2001	Dec. 31, 2001	2002	2003	2004	2005
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$23,718	$10,795	$50,910	$20,237	$36,030	$27,553
Interest and other charges, before reduction for amounts capitalized	40,998	7,052	42,373	37,660	40,022	39,900
Provision for income taxes	19,402	8,231	34,248	24,836	30,001	16,613
Interest element of rentals charged to income(a)	891	311	1,849	3,076	3,016	3,225
Earnings as defined	$85,009	$26,389	$129,380	$85,809	$109,069	$87,291

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$28,751	$3,972	$31,758	$29,565	$30,029	$29,540
Other interest expense	6,008	1,979	3,061	4,318	9,993	10,360
Subsidiary’s preferred stock dividend requirements	6,239	1,101	7,554	3,777	-	-
Interest element of rentals charged to income (a)	891	311	1,849	3,076	3,016	3,225
Fixed charges as defined	$41,889	$7,363	$44,222	$40,736	$43,038	$43,125

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.03	3.58	2.93	2.11	2.53	2.02

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

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EXHIBIT 12.8

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Jan. 1-	Nov. 7-	Year Ended December 31,
	Nov. 6, 2001	Dec. 31, 2001	2002	2003	2004	2005
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$23,718	$10,795	$50,910	$20,237	$36,030	$27,553
Interest and other charges, before reduction for
amounts capitalized	40,998	7,052	42,373	37,660	40,022	39,900
Provision for income taxes	19,402	8,231	34,248	24,836	30,001	16,613
Interest element of rentals charged to income (a)	891	311	1,849	3,076	3,016	3,225
Earnings as defined	$85,009	$26,389	$129,380	$85,809	$109,069	$87,291
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$28,751	$3,972	$31,758	$29,565	$30,029	$29,540
Other interest expense	6,008	1,979	3,061	4,318	9,993	10,360
Preferred stock dividend requirements	6,239	1,101	7,554	3,777	-	-
Adjustments to preferred stock dividends to state on a
pre-income tax basis	-	-	-	-	-	-
Interest element of rentals charged to income (a)	891	311	1,849	3,076	3,016	3,225
Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$41,889	$7,363	$44,222	$40,736	$43,038	$43,125
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	2.03	3.58	2.93	2.11	2.53	2.02

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

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